EXHIBIT 99.04

                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER

     I, Kenneth A. Shewer, the Chief Executive Officer of Kenmar Advisory Corp., as managing owner of Kenmar Global Trust, certify that (i) the Form 10-Q for the Quarterly Period Ended June 30, 2002 of Kenmar Global Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934 and
(ii) the information contained in the Form 10-Q for the Quarterly Period Ended June 30, 2002 of Kenmar Global Trust fairly presents, in all material respects, the financial condition and results of operations of Kenmar Global Trust.

                               KENMAR GLOBAL TRUST
                               By: Kenmar Advisory Corp., managing owner

                               By: /s/ KENNETH A. SHEWER
                                   -------------------------------------
                                       Kenneth A. Shewer
                                       Chief Executive Officer
                                       August 8, 2002


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